77B Accountant's Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
                                   Report of Independent Accountants

To the Trustees and the Shareholders of
Columbia Funds Trust IV

In planning and performing our audits of the financial statements of Columbia Tax Exempt Fund, Columbia Tax Exempt Insured Fund and Columbia Utilities Fund (the "Funds") (formerly Liberty Tax Exempt Fund, Liberty Tax Exempt Insured Fund and Liberty Utilities Fund, respectively) (each a series of Columbia Funds Trust IV, formerly Liberty Funds Trust IV) for the year ended November 30, 2003, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
January 16, 2004




77Q1 Exhibits


                            COLUMBIA TAX-EXEMPT FUND
                        COLUMBIA TAX-EXEMPT INSURED FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST IV, a Massachusetts business trust ("Trust"), with respect to COLUMBIA TAX-EXEMPT FUND and COLUMBIA TAX-EXEMPT INSURED FUND ("Funds"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Funds in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Funds in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Funds (including preparing financial information of the Funds and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder ("1940 Act")); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Funds shall pay the Advisor monthly a fee at the annual rate of 0.60% of the first $1 billion, 0.55% in excess of $1 billion, 0.50% in excess of $3 billion and 0.45% in excess of $4 billion of the combined average daily net assets of the Columbia Tax-Exempt Fund and Columbia Tax-Exempt Insured Fund; provided, however that the monthly fee otherwise payable by Columbia Tax-Exempt Fund after application of the foregoing provision shall be reduced by an amount equal to the product of
     (a) 0.05% / 12 times (b) the lesser of $1 billion or the excess of Columbia Tax-Exempt Fund's average daily net assets for the month over $2 billion; and provided, further however, that the monthly fee otherwise payable by Columbia Tax-Exempt Fund after application of the foregoing clauses (a) and (b) shall be further reduced by an amount calculated as follows: (i) for January through March 1996, the reduction shall be (0.01% / 12) times the Fund' s average daily net assets for the month, (ii) for April through June 1996, the reduction shall be (0.02% / 12) times the Fund's average daily net assets for the month,
     (iii) for July through September 1996,  the  reduction  shall be (0.03% /
     12) times the Fund's average daily net assets for the month, and (iv) for months after September 1996, the reduction shall be (0.04% / 12) times the Fund's average daily net assets for the month.

6. If the operating expenses of the Funds for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Funds;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Funds, to any shareholder of the Trust or the Funds or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


COLUMBIA FUNDS TRUST IV
on behalf of
COLUMBIA TAX-EXEMPT FUND
COLUMBIA TAX-EXEMPT INSURED FUND



By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.



By:   /s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.






                             COLUMBIA UTILITIES FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST IV, a Massachusetts business trust ("Trust"), with respect to COLUMBIA UTILITIES FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

         1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.


2. In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder ("1940 Act")); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.65% of the first $1 billion of the average daily net assets of the Fund and 0.60% in excess of $1 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

    COLUMBIA FUNDS TRUST IV
    on behalf of COLUMBIA UTILITIES FUND



By: /s/ Joseph R. Palombo
        Joseph R. Palombo
        President


COLUMBIA MANAGEMENT ADVISORS, INC.



By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer



A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.






                                 AMENDMENT NO. 6
                                      TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                         OF
                              LIBERTY FUNDS TRUST IV


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated November 15, 1991, as amended, of Liberty Funds Trust IV (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust IV, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust IV" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Columbia Funds Trust IV" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




------------------------------------------      -------------------------------
Douglas A. Hacker                               John J. Neuhauser
/s/ Douglas A. Hacker                           /s/ John J. Neuhauser
------------------------------------------      -------------------------------
Janet Langford Kelly                            Joseph R. Palombo
/s/ Janet Langford Kelly                        /s/ Joseph R. Palombo
-----------------------------------------       -------------------------------
Richard W. Lowry                                Thomas E. Stitzel
/s/ Richard W. Lowry                            /s/ Thomas E. Stitzel
-----------------------------------------       -------------------------------
William E. Mayer                                Thomas C. Theobald
/s/ William E. Mayer                            /s/ Thomas C. Theobald
-----------------------------------------       -------------------------------
Charles R. Nelson                               Anne-Lee Verville
/s/ Charles R. Nelson                           /s/ Anne-Lee Verville


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

                Then personally appeared the above-named Trustees and executed this Amendment No. 6 to the Agreement and Declaration of Trust of Liberty Funds Trust IV as their free act and deed, before me, this September 15, 2003.


                                       /s/ Erika L. Nager
                                           Erika L. Nager
                                           Notary Public

                                           My Commission Expires: 6/14/2007